Exhibit 4.12

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of August 5, 2020 by and between Talos Energy Inc., a Delaware corporation (the “Company”), and each of the other parties set forth on the signature pages hereto. The Company and the other parties hereto are sometimes collectively referred to herein as the “Parties” and each is sometimes referred to herein as a “Party.”

WHEREAS, this Agreement is made in connection with the transactions (the “Transactions”) contemplated by the Purchase and Sale Agreement by and among Castex Energy Partners, LLC, a Delaware limited liability company (“Castex Energy Partners”), Castex Offshore, Inc., a Texas corporation (“Castex Offshore”), Talos Production Inc., a Delaware corporation, and solely with respect to certain obligations related therein, the Company, dated as of June 19, 2020 (the “Purchase Agreement”);

WHEREAS, in consideration of the mutual benefits to be derived from the Transactions, the Company and the parties hereto desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. As used in and for purposes of this Agreement, the following terms have the following meanings:

“Additional Demand Registration” has the meaning given to such term in Section 2.01(b).

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such specified Person. For the purposes of this definition, “control” means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning given to such term in the introductory paragraph.

“Business Day” means any day other than a Saturday, a Sunday, or a day on which banks are closed for business in Houston, Texas, United States of America.

“Commission” has the meaning given to such term in Section 1.02.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Company” has the meaning given to such term in the preamble.

“Effectiveness Period” has the meaning given to such term in Section 2.01.

“Exchange Act” has the meaning given to such term in Section 2.06(a).

“Holder” means the record holder of any Registrable Securities.

“Losses” has the meaning given to such term in Section 2.06(a).

“Person” means any individual, corporation, partnership, limited liability company, voluntary association, joint venture, trust, limited liability partnership, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Purchase Agreement” has the meaning given to such term in the recitals of this Agreement.

“Registrable Securities” means (i) any Common Stock held by any of the Parties (other than the Company) or any of their respective Affiliates as of the date of this Agreement (after giving effect to the consummation of the Transactions) and (ii) any Common Stock of the Company or any Subsidiary issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization, which Registrable Securities are subject to the rights provided herein until such rights terminate pursuant to the provisions hereof.

“Registration Expenses” means all expenses (other than Selling Expenses) incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.01 and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and securities exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance.

“Registration Statement” means any registration statement filed hereunder.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act.

“Securities Act” has the meaning given to such term in Section 1.02.

“Selling Expenses” means all underwriting fees, discounts and selling commissions applicable to the sale of Registrable Securities.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration Statement.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the Commission on Form S-1 or Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) covering the Registrable Securities, as applicable.

“Subsidiary” means any subsidiary of the Company.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

“Transactions” has the meaning given to such term in the recitals of this Agreement.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Section 1.02. Registrable Securities. Any Registrable Security will cease to be a Registrable Security (a) at the time a Registration Statement covering such Registrable Security has been declared effective by the Securities and Exchange Commission (the “Commission”), or otherwise has become effective, and such Registrable Security has been sold or disposed of pursuant to such Registration Statement; (b) at such time as the Registrable Security is eligible to be sold without restriction under Rule 144 (or any similar provision then in effect) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”)), as a result of which the legend on any certificate or book-entry notation representing such Registrable Security restricting transfer of such Registrable Security has been removed; (c) if such Registrable Security is held by the Company or one of its subsidiaries or (d) at the time such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01. Securities Act Registration.

(a) As promptly as reasonably practicable, but in no event later than the date that is the later of (i) thirty (30) days following the closing of the transaction contemplated by the Purchase Agreement and (ii) ten (10) Business Days after the delivery to the Company of true and complete copies of any audited financial statements of Castex Energy 2014, LLC and Castex Energy 2016, LP (which shall in each case be accompanied by an unqualified report of BDO USA, LLP) that are required to be included therein and any consents of BDO USA, LLP required under the Securities Act in connection with the filing thereof, the Company shall prepare and file with the Commission a Shelf Registration Statement (on Form S-3 if then eligible) to permit the public resale of all of the Registrable Securities in accordance with the terms of this Agreement. The Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable after the initial filing of the Shelf Registration Statement, but in no event more than two (2) Business Days after the date that is thirty (30) days following the filing thereof (or ninety (90) days following the filing thereof if the Commission notifies the Company that it will “Review” the Shelf Registration Statement). The Shelf Registration Statement shall provide for the resale of the Registrable Securities pursuant to any method or combination of methods legally available to, and requested by, the Holders of any and all Registrable Securities covered by such Shelf Registration Statement. To the extent the initial Shelf Registration Statement is not made on Form S-3, the Company shall, upon becoming eligible to file a registration statement on Form S-3, prepare and file a new Shelf Registration Statement on Form S-3 to replace the initial Shelf Registration Statement and use its best efforts to cause such subsequent Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable thereafter. The Company shall use its commercially reasonable efforts to cause any Shelf Registration Statement filed pursuant to this Section 2.01 to be continuously effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Holders until all Registrable Securities covered by such Shelf Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). Such Shelf Registration Statement when effective (and all documents incorporated therein by reference) shall comply in all material respects with all applicable requirements of the Securities Act and the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (or, in the case of any prospectus contained in such Registration Statement, shall not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading).

(b) Additional Demand Registration. Subject to the provisions hereof, if at any time the Company ceases to be eligible under applicable law to register resales of Registrable Securities on a Shelf Registration Statement, any one or more Holders shall have the right to require the Company to file a Registration Statement registering for sale all or part of the Registrable Securities of such Holder under the Securities Act (an “Additional Demand Registration”) by delivering a written request therefor to the Company (i) specifying the number of Registrable Securities to be included in such registration and (ii) containing all information about such Holder required to be included in such Registration Statement in accordance with applicable law. As soon as practicable after the receipt of such demand, the Company shall use commercially reasonable efforts to effect such registration (including appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) of the Registrable Securities that the Company has been so requested to register. The Company shall not be obligated to effect more than one Additional Demand Registration pursuant to this Agreement.

(c) For so long as any Registrable Securities remain outstanding, the Company shall use its commercially reasonable efforts to (i) become eligible to register the Registrable Securities on Form S-3 (or any successor form) as promptly as practicable and (ii) thereafter maintain its eligibility to register the Registrable Securities on Form S-3 (or any successor form) until the expiration of the Effectiveness Period.

Section 2.02. Delay Rights. If the Company’s board of directors determines that the Company’s compliance with its obligations under this Article II would be materially detrimental to the Company and its shareholders because such registration would (a) materially interfere with a significant acquisition, reorganization, financing or other similar transaction involving the Company, (b) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (c) render the Company unable to comply with applicable securities laws, then the Company shall have the right to postpone compliance with its obligations under this Article II for a period of not more than three (3) months; provided, that such right pursuant to this Section 2.02 may not be utilized more than twice in any twelve-month period.

Section 2.03. Sale Procedures. In connection with its obligations under this Article II, the Company will, as expeditiously as reasonably practicable:

(a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(b) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing a Registration Statement or supplement or amendment thereto, and (ii) such number of copies of such Registration Statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement;

(c) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any jurisdiction where it is not then so subject;

(d) promptly notify each Selling Holder and each underwriter, at any time when a prospectus is required to be delivered under the Securities Act, of (i) the filing of a Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to a Registration Statement or any prospectus or prospectus supplement thereto;

(e) immediately notify each Selling Holder and each underwriter, at any time when a prospectus is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(f) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to any offering of Registrable Securities;

(g) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(h) cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(i) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of the Registrable Securities;

(j) provide a transfer agent and registrar for all Registrable Securities covered by a Registration Statement not later than the effective date of such Registration Statement; and

(k) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders in order to expedite or facilitate the disposition of the Registrable Securities.

Except to the extent required by applicable law, the Company shall not file any Registration Statement with respect to any Registrable Securities, or any prospectus used in connection therewith, and shall not file or make any amendment to any such Registration Statement or any amendment of or supplement to any such prospectus, that refers to any Selling Holder covered thereby by name, or otherwise identifies such Selling Holder as the holder of any securities of the Company, without the consent of such Selling Holder, such consent not to be unreasonably withheld, conditioned or delayed, unless and to the extent such disclosure is required by law or regulation, in which case the Company shall provide written notice to such Selling Holder no less than two (2) Business Days prior to the filing of such Registration Statement or any amendment to any such Registration Statement or any prospectus used in connection therewith or any amendment of or supplement to any such prospectus.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (e) of this Section 2.03, shall forthwith discontinue disposition of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.03 or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus.

Section 2.04. Cooperation by Holders. The Company shall have no obligation to include in a Registration Statement Registrable Securities of a Selling Holder who has failed to timely furnish such information that, in the opinion of counsel to the Company, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.05. Expenses.

(a) The Company will pay all reasonable Registration Expenses. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

Section 2.06. Indemnification.

(a) By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder participating therein, its directors, officers, employees and agents, and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and its directors, officers, employees or agents, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder, director, officer, employee, agent or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact included in any Written Testing-the-Waters Communications, any preliminary prospectus or prospectus supplement, free writing prospectus or final prospectus or prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each such Selling Holder, its directors, officers, employees and agents, and each such controlling Person, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings as such expenses are incurred; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, its directors, officers, employees and agents or such controlling Person in writing specifically for use in any Written Testing-the-Waters Communication, a Registration Statement, any preliminary prospectus or prospectus supplement, free writing prospectus or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereto, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such directors, officers, employees agents or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in any Written Testing-the-Waters Communication, a Registration Statement, any preliminary prospectus or prospectus supplement, free writing prospectus or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party. In any action brought against any indemnified party, the indemnified party shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.06 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

(d) Contribution. If the indemnification provided for in this Section 2.06 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall the Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.06 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.07. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, unless otherwise available via EDGAR, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.08. Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities granted to a Holder by the Company under this Article II may be transferred or assigned by such Holder to one or more transferee(s) or assignee(s) of such Registrable Securities; provided, that (a) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned, and (b) each such transferee agrees to be bound by this Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.01. Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a) if to Castex Energy Partners:

Castex Energy Partners, LLC

333 Clay Street, Suite 2900

Houston, Texas 77002

Attention: Ashley S. Green

Telephone: (281) 878-0087

Email: AGreen@CastexEnergy.com

With a copy to:

Thompson & Knight LLP

811 Main Street, Suite 2500

Houston, Texas 77002

Attention: Barry Davis

Telephone: (713) 951-5863

Email: barry.davis@tklaw.com

(b) if to Castex Offshore:

Castex Offshore, Inc.

333 Clay Street, Suite 2900

Houston, Texas 77002

Attention: Ashley S. Green

Telephone: (281) 878-0087

Email: AGreen@CastexEnergy.com

With a copy to:

Thompson & Knight LLP

811 Main Street, Suite 2500

Houston, Texas 77002

Attention: Barry Davis

Telephone: (713) 951-5863

Email: barry.davis@tklaw.com

(c) if to a transferee of a Holder, to such Holder at the address provided pursuant to Section 2.08; and

(d) if to the Company:

Talos Energy Inc.

333 Clay Street, Suite 3300

Houston, Texas 77002

Attention: General Counsel

Facsimile: (713) 351-4100

Email: bill.moss@talosenergy.com

With a copy to (which copy shall not constitute notice):

Vinson & Elkins L.L.P.

1001 Fannin St., Suite 2500

Houston, Texas 77002

Attention: Lande A. Spottswood

E. Ramey Layne

Facsimile: (713) 615-5956

Email: lspottswood@velaw.com

rlayne@velaw.com

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via electronic mail; and when actually received, if sent by courier service or any other means.

Section 3.02. Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the Parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03. Assignment of Rights. All or any portion of the rights and obligations of the Holders under this Agreement may be transferred or assigned by the Holders in accordance with Section 2.08 hereof.

Section 3.04. Recapitalization, Exchanges, Etc., Affecting the Registrable Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all securities of the Company, its subsidiaries, or any successor or assign of the Company or its subsidiaries (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, splits, recapitalizations, pro rata distributions and the like occurring after the date of this Agreement.

Section 3.05. Specific Performance. Damages in the event of a breach of this Agreement by a Party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each Party, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the Parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Party from pursuing any other rights and remedies at law or in equity that such Party may have.

Section 3.06. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. The delivery of an executed counterpart copy of this Agreement by facsimile or electronic transmission in PDF format shall be deemed to be the equivalent of delivery of the originally executed copy thereof.

Section 3.07. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.08. Governing Law. The laws of the State of New York shall govern this Agreement.

Section 3.09. Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.10. Scope of Agreement. This Agreement is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Company set forth herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

Section 3.11. Amendment. This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.12. Termination. This Agreement shall terminate at such time as there are no Registrable Securities outstanding.

Section 3.13. No Presumption. If any claim is made by a Party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Party or its counsel.

Section 3.14. Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Company and the Holders shall have any obligation hereunder and that, notwithstanding that one or more of the Holders may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Holders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Holders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Holders under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any assignee of the Holders hereunder.

Section 3.15. Rule 144 and Rule 144A; Other Exemptions. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the Commission that may at any time permit a Holder of Registrable Securities to sell securities of the Company to the public without registration, the Company agrees that it will use commercially reasonable efforts to (i) file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and (ii) make available information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (y) any other substantially similar rules or regulations now existing or hereafter adopted by the Commission. Upon the reasonable request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.

Section 3.16. Removal of Legend. The Company, at its sole cost, shall remove any legend ordinarily included on restricted securities of the Company (or instruct its transfer agent to so remove such legend) from the certificates or book-entry notations evidencing Registrable Securities if such Registrable Securities (i) are sold pursuant to an effective registration statement under the Securities Act, (ii) are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) are eligible for sale without restriction and without the need for current public information pursuant to Rule 144(b) (or any successor rule) under the Securities Act. Each Holder agrees to provide the Company, its counsel and/or the transfer agent with evidence reasonably requested by it in order to cause the removal of such legend, including, as may be appropriate, any information the Company deems necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including a certification that the holder is not an Affiliate of the Company (and a covenant to inform the Company if it should thereafter become an Affiliate and to consent to exchange any certificates or instruments representing such Registrable Securities for ones bearing an appropriate restrictive legend) and regarding the length of time the Registrable Securities have been held. Any fees (with respect to the transfer agent, Company counsel or otherwise) associated with the issuance of any legal opinion required by the Company’s transfer agent or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will use commercially reasonable efforts to, no later than three (3) Business Days following the delivery by a Holder to the Company or the transfer agent (with notice to the Company) of a legended certificate or instrument representing such Registrable Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and any representation letter or certification as may be requested by the Company, deliver or cause to be delivered to such Company a certificate or instrument (as the case may be) representing such Registrable Securities that is free from all restrictive legends.

Section 3.17. Interpretation. All references to “Articles” and “Sections” shall be deemed to be references to Articles and Sections of this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by the Holders under this Agreement, such action shall be in the Holders’ sole discretion unless otherwise specified.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

TALOS ENERGY INC.

By:	/s/ Shane E. Young III
Name:	Shane E. Young III
Title:	Chief Financial Officer

SIGNATURE PAGE

TO

REGISTRATION RIGHTS AGREEMENT

CASTEX ENERGY PARTNERS, LLC

By:	/s/ Aaron Killian
Name:	Aaron Killian
Title:	Vice President

CASTEX OFFSHORE, INC.

By:	/s/ Aaron Killian
Name:	Aaron Killian
Title:	Vice President

SIGNATURE PAGE

TO

REGISTRATION RIGHTS AGREEMENT